Exhibit 99.1
Energy Vault Reports Second Quarter 2026 Financial Results and Raises Full-Year 2026 Revenue and Gross Margin Guidance
Contract Backlog expanded $650 million to $2 billion sequentially, up 47% q/q and 107% y/y driven by strong demand from the AI Compute Infrastructure segment
Revenue of $17.4 million, up 104% y/y, above consensus
GAAP gross margins of 31% to $5.4 million, up 114% y/y expanding 140 bps; Adjusted Gross Margin of 38.6% to $6.7 million, up 166% y/y expanding 900 bps
Global MW under operation, construction and RTB grew ~900 MW y/y to ~1.1 GW, up 476%, on track to deliver initial $180 million of recurring, annual EBITDA over the next 18-36 months
Cash grew 26% q/q to $148 million, the 6th consecutive quarterly increase, a 155% y/y or ~$90 million
Executed contract for 1.25 GW of integrated power, storage and software infrastructure to support hyperscaler contracts in Texas, expected to generate near-term revenue of $500-600 million in 2H 2026 and 2027
Raising full-year 2026 revenue guidance to $270-310 million and lifting GAAP gross margin guidance to 20-25% to the high end of the range

WESTLAKE VILLAGE, Calif., August 11th, 2026 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a global leader in sustainable, grid-scale energy storage and AI compute infrastructure solutions, today announced financial results for the quarter ended June 30, 2026.
“The second quarter financial results reflect continued strong execution of our growth plans while achieving record contract bookings growth highlighted by a milestone signing of our largest single contract to date of over half a billion. As a result of the operational and commercial progress achieved in the first half of the year and resulting increase in forward revenue visibility across our backlog, we are raising our full-year 2026 revenue guidance to $270-310 million and lifting our GAAP gross margin guidance to 20-25% at the high end of the range,” said Robert Piconi, Chairman of the Board and Chief Executive Officer. “Our second quarter results reinforce our confidence in our outlook, with revenue more than doubling year-over-year, gross margin expanding significantly and backlog soaring to record levels of ~$2 billion. Importantly ~ 60% of our $2 billion backlog represents long-term, annual recurring revenue from our owned energy infrastructure assets while ~40% represents more near-term revenue conversion and deliveries over the next 12-18 months at strong gross margins as our most recent Q2 results demonstrate. At the same time, the significant expansion of our overall backlog demonstrates the strength of our broader energy infrastructure platform and provides greater visibility into near-term revenue and future growth.
We have also made significant progress across each of our strategic growth priorities. In AI infrastructure, we entered into a strategic agreement to deploy 1.25 GW for an AI data center in partnership with a leading power-generation EPC deploying Caterpillar gas engines. In Texas, we broke ground at our Snyder, Texas AI Campus and commenced construction of the initial phase of the contracted powered-shell deployment for Crusoe, translating our speed-to-power strategy into a modular and repeatable infrastructure model designed to scale with rapidly growing AI power demand. In Japan, we completed the acquisition of an 850 MW BESS development portfolio and integrated the local team, establishing an immediate operating platform for the first 350 MW in near-term projects in one of the world’s most attractive and high growth energy storage markets.

Underpinning our execution and results is building the financial and organizational capabilities required to support this next phase of growth. The appointments of Nitin Dahiya as Chief Financial Officer and Cory Magnuson as President of Asset Vault add significant capital markets, capital formation and IPP project-financing expertise as we scale our global asset portfolio, accelerate project development in key growth markets, and maintain disciplined capital allocation.
With approximately 1.1 GW now under operation, construction and control with many pending projects to be added, continued strengthening of our balance sheet and cash resources, approximately $2 billion of backlog with increasing visibility across both near-term project delivery and long-term recurring EBITDA, we enter the second half of 2026 and 2027 with strong financial, customer and strategic momentum. We have a large delivery ramp into our second half and even greater ramp in 2027 given the growth in contracted backlog as we continue building a more predictable, higher-margin and recurring revenue profile that will drive significant long-term shareholder value.”
Second Quarter 2026 Financial Highlights
•Backlog reached ~$2 billion as of August 10, 2026, up ~107% year-over-year, of which ~40% is expected to convert to revenue over the next 12-18 months and ~60% is from owned and operated projects under operation and construction with long-term offtake agreements
•Q2 2026 revenue of $17.4 million increased $8.9 million, or 104%, from $8.5 million in the prior-year period, driven by progress in Australia-based BESS projects
•Q2 2026 GAAP gross profit of $5.4 million increased $2.9 million, or 114%, from $2.5 million in the prior-year period. GAAP gross margin was 31.0%, an increase of approximately 140 basis points from 29.6% in the prior-year period
•Q2 2026 adjusted gross margin (excluding non-cash depreciation and amortization for owned and operated projects) was 38.6%, an increase of approximately 900 bps year-over-year, representing a 166% increase over Q2 2025
•Q2 2026 GAAP net loss was $29.7 million compared with $34.9 million in the prior-year period, resulting in Q2 2026 GAAP EPS of $(0.17) per share, compared with $(0.22) per share in the prior-year period
•Q2 2026 adjusted EBITDA loss was $17.0 million compared with a loss of $13.6 million in the prior-year period, reflecting higher operating expenses for global commercial and operational growth contracting, offset partially by higher gross profit
•Q2 2026 adjusted net loss was $24.6 million compared with $18.4 million in the prior-year period
•Total cash and cash equivalents, including restricted cash, was $148 million as of June 30, 2026, an increase of $31 million sequentially and $90 million year-over-year
•Q2 2026 global MW under control of ~1.1 GW, up 476% year-over-year
•Subsequent to quarter-end, received $15 million in proceeds from the sale of investment tax credit (ITC) associated with the Calistoga Resiliency Center in July, bringing total proceeds received from ITC sales to ~$27 million YTD
Operating and Strategic Highlights
•Announced strategic agreement to deploy 1.25 GW of integrated power infrastructure with a leading power generation EPC for hyperscaler AI data center. The agreement is expected to generate $500-600 million of revenue through the end of 2027

•Broke ground on the Snyder, Texas powered AI infrastructure campus for Crusoe. Phase 1 is designed to deliver an initial contracted 8 MW of powered shell capacity and is targeted for commercial operation in 1H 2027, with potential expansion to 25 MW in a second phase and planned site capacity expansion of up to 500 MW
•Completed the acquisition of an 850 MW BESS development portfolio in Japan from a leading domestic energy storage developer in May 2026, including approximately 350 MW of advanced-stage projects expected to reach notice to proceed in the second half of 2027, with commercial operations expected to begin in mid-2028 and 500 MW of early-stage projects supporting longer-term growth
•Expanded commercial activity in Switzerland through multiple commercial and industrial customer wins, establishing a repeatable platform for broader European power infrastructure growth
•Appointed Nitin Dahiya as Chief Financial Officer, adding more than two decades of institutional investment, corporate finance and capital markets experience, including structured financing experience across energy, infrastructure, private credit and specialty finance at BlackRock
•Appointed Cory Magnuson as President of Asset Vault to oversee financing and capital formation across Energy Vault’s global infrastructure portfolio, further strengthening the Company’s IPP financing and project monetization capabilities
Business Outlook
•Increasing full-year 2026 revenue guidance to $270-310 million from $225-300 million
•Narrowing full- year 2026 GAAP gross margin guidance to 20-25% from 15-25%
•Targeting $160-200 million in total cash at year-end 2026, supported by financing activities, project execution and capital discipline
•Advancing own and operate strategy with global multi-asset class portfolio now ~1.1 GW, expected to generate approximately $180 million in annual run-rate EBITDA over the next 18-36 months
Conference Call Information
Energy Vault will host a conference call today, August 11, 2026, at 4:30 PM ET to discuss these results and business outlook, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-877-704-4453, international callers may use 1-201-389-0920 and request to join the Energy Vault earnings call. A telephonic replay of the call will be available shortly after the conclusion of the call and until Tuesday, August 25, 2026. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 13761663. An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.
About Energy Vault
Energy Vault® is an integrated power infrastructure platform that builds, owns and operates flexible, reliable energy systems to accelerate time-to-power for utilities, independent power producers, industrial customers and the AI and data center market. At the core of its platform is a technology-agnostic, software-enabled architecture that is designed to accelerate project delivery, optimize performance and drive faster time-to-revenue. Energy Vault’s integrated solutions combine energy storage, generation and advanced energy management to deliver scalable infrastructure tailored to customer needs. Its portfolio spans short-, long- and multi-day duration storage, enabling reliability, flexibility and cost efficiency across applications. For utilities and grid operators, Energy Vault provides firm, flexible capacity enhances grid stability and helps to ensure reliable power delivery. For industrial and data center customers, the platform enables resilient, cost-efficient power supply to support critical operations. Through its Build, Own & Operate model, Energy Vault generates long-term, recurring revenues while delivering project execution excellence across development, delivery and operations. By combining innovation with disciplined execution, Energy Vault is redefining how power infrastructure is developed and deployed – delivering reliability, flexibility and scale in a rapidly evolving global energy market. Please visit www.energyvault.com for additional information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to each of adjusted EBITDA and adjusted net loss, with GAAP net loss being the most directly comparable GAAP measure to both measures, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported gross profit to adjusted gross profit and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Contracted bookings are from customer contracts signed during the period. Contingent option bookings are from projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end.
Backlog represents (i) contracted but unrecognized revenue from third party projects and services yet to be completed, (ii) unrecognized revenue or other income from IP licensing agreements and (iii) unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates, in each case, that is associated with contracted bookings and contingent option bookings (as defined above). Backlog includes contracted backlog and contingent option backlog. Contracted backlog reflects unrecognized revenue associated with binding, fully executed agreements. Contingent option backlog reflects unrecognized revenue associated with projects where the Company holds an enforceable exclusive purchase right and intends to exercise that right, even if the option has not been exercised as of period end and is contingent on the Company exercising the applicable purchase right and subsequent project execution. If the Company does not exercise an option, or if the underlying terms or assumptions change such that inclusion is no longer appropriate, the related contingent option backlog is removed or updated in the period of change.
Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes are probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as

“anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainty of our awards, bookings and backlog equating to future revenue; the lack of assurance that non-binding letters of intent and other indications of interest can result in binding financings, orders or sales; our ability to successfully provide AI power infrastructure and secure additional AI power infrastructure work; the possibility of our products or services to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies and tariffs; changes in tax laws and government regulations and the impact of those changes on us, including as a result of the One Big Beautiful Bill Act and its changes to the Internal Revenue Code of 1986, as amended and the clean-energy tax credits established under the Inflation Reduction Act of 2022; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012; our future capital requirements and sources and uses of cash; developments in U.S. and global trade policy; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; and our business, expansion plans and opportunities, including our expansion into owned and operated projects; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 19, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 19, 2026, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$93,043	$58,260
Restricted cash, current portion	14,309	4,717
Accounts receivable, net	7,235	25,938
Contract assets, net	15,065	20,631
Inventory	366	139
Advances to suppliers	30,104	6,318
Property and equipment held for sale	6,178	—
Prepaid expenses and other current assets	15,249	5,067
Total current assets	181,549	121,070
Property and equipment, net	96,133	96,064
Intangible assets, net	7,195	8,277
Operating lease right-of-use assets, net	2,024	2,242
Investments, long-term portion	1,336	3,366
Restricted cash, long-term portion	40,669	40,466
Deferred income taxes, net	28,467	40,508
Other assets	13,153	883
Total Assets	$370,526	$312,876
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$14,988	$30,838
Accrued expenses	27,824	70,389
Debt, current portion	77,978	56,628
Contract liabilities	29,726	6,610
Other current liabilities	1,683	552
Total current liabilities	152,199	165,017
Long-term debt	165,036	37,970
Warrant liabilities	13,500	15,050
Deferred pension obligation	1,914	1,837
Other long-term liabilities	5,269	4,386
Total liabilities	337,918	224,260
Mezzanine Equity
Redeemable non-controlling interest	25,751	21,156
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 179,940 and 168,969 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	18	17
Additional paid-in capital	557,315	555,873
Accumulated deficit	(549,610)	(487,433)
Accumulated other comprehensive loss	(835)	(966)
Non-controlling interest	(31)	(31)
Total stockholders’ equity	6,857	67,460
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$370,526	$312,876

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$17,369	$8,512	$39,248	$17,046
Cost of revenue	11,993	5,996	29,084	9,654
Gross profit	5,376	2,516	10,164	7,392
Operating expenses:
Sales and marketing	2,865	3,161	5,775	7,306
Research and development	2,546	4,074	5,136	7,898
General and administrative	22,653	19,113	43,894	36,619
Provision for credit losses	52	3,843	77	3,832
Depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	1,919	473	4,142	778
Total operating expenses	30,035	30,664	59,024	56,433
Loss from operations	(24,659)	(28,148)	(48,860)	(49,041)
Other income (expense):
Interest expense	(4,192)	(2,516)	(7,658)	(2,611)
Interest income	704	312	1,272	627
Change in fair value of financial instruments carried at fair value	1,489	—	1,355	—
Other expense, net	(2,179)	(2,507)	(7,430)	(2,625)
Loss before income taxes	(28,837)	(32,859)	(61,321)	(53,650)
Provision for income taxes	855	2,073	856	2,456
Net loss	(29,692)	(34,932)	(62,177)	(56,106)
Net loss attributable to non-controlling interest	—	(5)	—	(43)
Net loss attributable to Energy Vault Holdings, Inc.	$(29,692)	$(34,927)	$(62,177)	$(56,063)

Net loss per share attributable to common stockholders — basic	$(0.17)	$(0.22)	$(0.37)	$(0.36)
Net loss per share attributable to common stockholders — diluted	$(0.18)	$(0.22)	$(0.38)	$(0.36)
Weighted average shares outstanding — basic	178,103	156,911	175,002	155,326
Weighted average shares outstanding — diluted	178,394	156,911	175,147	155,326

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$62	$(276)	$(54)	$235
Foreign currency translation gain (loss)	(261)	(259)	185	(239)
Total other comprehensive income (loss) attributable to Energy Vault Holdings, Inc.	(199)	(535)	131	(4)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(29,891)	$(35,462)	$(62,046)	$(56,067)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows From Operating Activities
Net loss	$(62,177)	$(56,106)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and accretion	6,786	778
Non-cash debt and financing costs	1,912	1,380
Loss on debt extinguishment	5,370	1,412
Non-cash interest income	—	(364)
Stock-based compensation	11,419	18,260
Provision for credit losses	77	3,832
Loss on impairment and sale of long-lived assets	—	—
Change in fair value of financial instruments carried at fair value	(1,355)	—
Impairment of equity securities	2,030	—
Non-cash expenses related to equity purchase agreement	—	667
Deferred income taxes	276	—
Foreign exchange losses (gains)	(12)	349
Change in operating assets	(14,867)	(10,072)
Change in operating liabilities	(33,820)	52,493
Net cash provided by (used in) operating activities	(84,361)	12,629
Cash Flows From Investing Activities
Purchase of property and equipment	(16,206)	(15,194)
Investment in note receivable	—	(2,142)
Investment tax credit proceeds	11,765	—
Net cash provided by (used in) investing activities	(4,441)	(17,336)
Cash Flows From Financing Activities
Proceeds from issuance of debt	224,093	63,794
Repayment of debt	(59,565)	(27,826)
Payment of debt issuance costs	(9,835)	(5,409)
Purchase of capped calls	(20,460)	—
Proceeds from insurance premium financings	—	1,665
Repayment of insurance premium financings	(438)	(1,225)
Proceeds from issuance of stock	3,923	1,199
Payment of equity issuance costs	(123)	—
Short-swing profit recovery	—	24
Proceeds from exercise of stock options	976	2
Payment of finance lease obligations	(26)	(84)
Payment of taxes related to net settlement of equity awards	(3,421)	—
Net cash provided by financing activities	135,124	32,140
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,744)	593
Net increase in cash, cash equivalents, and restricted cash	44,578	28,026
Cash, cash equivalents, and restricted cash – beginning of the period	103,443	30,073
Cash, cash equivalents, and restricted cash – end of the period	148,021	58,099
Less: Restricted cash at end of period	54,978	36,683
Cash and cash equivalents - end of period	$93,043	$21,416

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$42	$396
Cash paid for interest	3,310	476
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	(54)	235
Property and equipment financed through accounts payable and accrued expenses	—	11,493
Assets acquired on finance lease	—	87
Debt issuance costs incurred but unpaid	842	—

Non-GAAP Financial Measures
To complement our consolidated statements of operations and comprehensive loss, we use non-GAAP financial measures of adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP gross profit to non-GAAP adjusted gross profit (amounts in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$17,369	$8,512	$39,248	$17,046
Cost of revenue	11,993	5,996	29,084	9,654
Gross profit (GAAP)	5,376	2,516	10,164	7,392
Gross margin (GAAP)	31.0%	29.6%	25.9%	43.4%
Non-GAAP adjustment:
Add: depreciation and amortization	1,321	—	2,644	—
Adjusted gross profit (non-GAAP)	$6,697	$2,516	$12,808	$7,392
Adjusted gross margin (non-GAAP)	38.6%	29.6%	32.6%	43.4%
The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses (GAAP)	$30,035	$30,664	$59,024	$56,433
Non-GAAP adjustments:
Less: depreciation, amortization, and accretion (excluding amounts included in cost of revenue)	1,919	473	4,142	778
Less: stock-based compensation expense	4,366	8,984	11,419	18,260
Less: reorganization expenses	—	1,162	—	1,162
Less: provision for credit losses	52	3,843	77	3,832
Adjusted operating expenses (non-GAAP)	$23,698	$16,202	$43,386	$32,401

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc and net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted, to non-GAAP adjusted net loss and non-GAAP adjusted net loss per share attributable to Energy Vault Holdings, Inc - basic and diluted (amounts in thousands except per share data, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(29,692)	$(34,927)	$(62,177)	$(56,063)
Non-GAAP adjustments:			—
Stock-based compensation expense	4,366	8,984	11,419	18,260
Reorganization expenses	—	1,162	—	1,162
Provision for credit losses	52	3,843	77	3,832
Change in fair value of financial instruments carried at fair value	(1,489)	—	(1,355)	—
Impairment of equity securities	2,030	—	2,030	—
Loss on debt extinguishment	179	1,412	5,370	1,412
Expenses related to equity purchase agreement	—	906	—	906
Net loss attributable to non-controlling interest	—	(5)	—	(43)
Foreign exchange losses (gains)	(73)	216	(12)	349
Adjusted net loss (non-GAAP)	$(24,627)	$(18,409)	$(44,648)	$(30,185)
Less: accretion of redeemable non-controlling interest	1,337	—	2,423	—
Adjusted net loss attributable to common stockholders (non-GAAP)	$(25,964)	$(18,409)	$(47,071)	$(30,185)

Weighted-average shares:
Basic (GAAP and non-GAAP)	178,103	156,911	175,002	155,326
Diluted (GAAP) (1)	178,394	156,911	175,147	155,326
Diluted (non-GAAP) (2)	178,103	156,911	175,002	155,326

Net loss per share — basic (GAAP) (1)	$(0.17)	$(0.22)	$(0.37)	$(0.36)
Net loss per share — diluted (GAAP) (1)	$(0.18)	$(0.22)	$(0.38)	$(0.36)
Adjusted net loss per share — basic and diluted (non-GAAP) (2)	$(0.15)	$(0.12)	$(0.27)	$(0.19)
__________________
(1) GAAP basic and diluted net loss per share reflect accretion of redeemable non-controlling interest of $1.3 million and $2.4 million for the three and six months ended June 30, 2026, respectively. GAAP diluted net loss per share also reflects the exclusion of gains on changes in fair value of the OIC Warrant liability of $1.6 million and $1.2 million, respectively, and the inclusion of 291,000 and 145,000 incremental shares associated with the OIC Warrants, respectively.
(2) The weighted-average shares used to calculate adjusted net loss per share equal the basic weighted-average shares outstanding. Because the change in fair value of the OIC Warrant liability is excluded from adjusted net loss, the incremental shares associated with the OIC Warrants were excluded from the calculation of adjusted diluted net loss per share because their inclusion would have been antidilutive.

The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc. to non-GAAP adjusted EBITDA, with net loss attributable to Energy Vault Holdings, Inc. being the most directly comparable GAAP measure (amounts in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(29,692)	$(34,927)	$(62,177)	$(56,063)
Non-GAAP adjustments:			—
Interest expense	4,192	2,516	7,658	2,611
Interest income	(704)	(312)	(1,272)	(627)
Provision for income taxes	855	2,073	856	2,456
Depreciation, amortization, and accretion	3,240	473	6,786	778
Stock-based compensation expense	4,366	8,984	11,419	18,260
Reorganization expenses	—	1,162	—	1,162
Provision for credit losses	52	3,843	77	3,832
Change in fair value of financial instruments carried at fair value	(1,489)	—	(1,355)	—
Impairment of equity securities	2,030	—	2,030	—
Loss on debt extinguishment	179	1,412	5,370	1,412
Expenses related to equity purchase agreement	—	906	—	906
Net loss attributable to non-controlling interest	—	(5)	—	(43)
Foreign exchange losses (gains)	(73)	216	(12)	349
Adjusted EBITDA (non-GAAP)	$(17,044)	$(13,659)	$(30,620)	$(24,967)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
Adjusted EBITDA is presented on a consolidated basis. Because our reconciliation starts with net loss attributable to Energy Vault Holdings, Inc., we add back net loss attributable to non-controlling interests to arrive at consolidated Adjusted EBITDA. Non-controlling interest allocations may be significantly impacted by the hypothetical liquidation at book value method to allocate Asset Vault’s income (loss) between the Company and the redeemable non-controlling interest.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation, amortization, and accretion are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com